Exhibit 99.1
FOR IMMEDIATE RELEASE-
November 21, 2008

COMPANY CONTACT:
     Kendra Berger
     Chief Financial Officer
     NTN Buzztime, Inc.
     (760) 438-7400

CCG CONTACT:
     Sean Collins
     Senior Partner
     CCG Investor Relations
     (310) 477-9800, ext. 202

NTN Buzztime, Inc. Announces Management and Board Changes
CARLSBAD, Calif., November 21/PRNewswire-FirstCall/ - NTN Buzztime, Inc. (Amex: NTN) today announced the resignation of Michael Fleming as the Company's interim CEO, Board director and Chairman of the Board. The Board of Directors has appointed recent Board addition Jeff Berg, a large NTN Buzztime shareholder and new-media entrepreneur, as Chairman of the Board.

Another recent addition to the Board, Terry Bateman, an accomplished media and out-of-home (OOH) advertising executive, will serve as the Board's special advisor on a recently established Interim Committee, working to complete a strategic analysis of the business and to help guide day-to-day operations. The Interim Committee of the President, will be comprised of Terry Bateman, Kendra Berger, the company's chief financial officer and other members of the management team.  Mr. Bateman, among other past accomplishments, has helped to develop and manage some of the industry's most successful OOH advertising networks in leadership posts with Whittle Communications and Snyder Marketing.

A search committee of the current Board of Directors continues to evaluate qualified candidates for the role of permanent chief executive officer.  The search committee has engaged recruiting firm DHR and its President, Steve Hayes, to lead the search.

"The Company's core assets -- our products, our network of locations and our engaged loyal audience -- along with our dedicated employee base, form the nucleus of what can be a very profitable business," commented Mr. Berg. "The current board of directors is keenly focused on reshaping the current business model to capitalize on the significant media opportunities in front of the company. The ongoing re-composition of the Board, which will continue over the balance of the year, has brought us significantly bolstered strategic skill sets and engagement levels, which will provide the strategic guidance and focus necessary for the Company to better serve its business customers, the bar and restaurant industry, along with consumers and advertisers.

Another recently appointed Board member, veteran hospitality executive Kenneth Keymer, has been appointed to the Audit Committee.

About NTN Buzztime, Inc.

NTN Buzztime, Inc., a leader in interactive entertainment for more than 20 years, is based in Carlsbad, CA. Buzztime is distributed in-home and out-of-home across broadband platforms including online, cable TV, satellite TV and in approximately 3,750 restaurants, sports bars and pubs throughout North America. Buzztime entertainment is also available on electronic games and in books. For more information, please visit http://www.buzztime.com.

Buzztime is a proud member of the OVAB |Out-of-home Video Advertising Bureau.

Buzztime is a registered trademark of Buzztime Entertainment, Inc. and Playmaker is a registered trademark of NTN Buzztime, Inc.

Forward-looking Statements
This release contains forward-looking statements which reflect management's current views of future events and operations. These statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include the risk of changing economic conditions, failure of product demand or market acceptance of both existing and new products and services and the impact of competitive products and pricing. Please see NTN Buzztime, Inc.'s recent filings with the Securities and Exchange Commission for information about these and other risks that may affect the Company. All forward-looking statements included in this release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and NTN Buzztime, Inc. does not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized.

# # #